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                                                                   EXHIBIT 10.40

                             LEASE RENEWAL AMENDMENT
                                   1045179-001

         THIS LEASE RENEWAL AMENDMENT dated as of July 1, 2003 ("Amendment") amends Schedule No. SG02 ("Schedule") to the Master Lease Agreement dated as of September 13, 1995 ("Agreement"), such Schedule and Agreement, as the same may have been heretofore amended or otherwise modified, are hereinafter collectively referred to as the ("Lease") between General Electric Capital Corporation Successor In Interest to Comdisco, Inc. as of February 25, 2002 ("Lessor") and La Jolla Pharmaceutical Company ("Lessee"). Capitalized terms not defined herein shall have the meanings assigned to them in the Lease.

                               W I T N E S S E T H

         WHEREAS, the term of the Lease is scheduled to expire on June 30, 2003 ("Primary Term Expiration Date"); and

         WHEREAS, Lessee desires to renew the Lease pursuant to the terms set forth herein; and

         WHEREAS, Lessor is willing to consent to such renewal pursuant to the terms set forth herein;

         NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Commencing on July 1, 2003, the Lease shall be renewed for an additional period of Twenty Four (24) months ("Renewed Term") on and subject to the same terms and conditions as set forth in the Lease, except as otherwise expressly provided herein:

         (a) During the Renewed Term, Lessee hereby agrees to pay to Lessor rent in the total principal sum One Hundred Eleven Thousand and 00/100 Dollars ($111,000.00), with interest thereon, from the date upon which the Renewed Term commences through and including the last day of the Renewed Term, at a fixed interest rate of Seven percent (7.0%), to be paid in Eight (8) consecutive Quarterly installments of principal and interest of Fourteen Thousand Seven Hundred Thirty Seven and 00/100 Dollars ($14,737.00) (each a "Periodic Installment") and a final installment equal to the GPO Amount (as that term is described below). The Periodic Installments have been calculated on the basis of a 360 day year of twelve thirty-day months. Each Periodic Installment may, at the option of the Lessor, be calculated and applied on the assumption that such installment would be made on its due date. The first Periodic Installment shall be due and payable on July 1, 2003 and the following Periodic Installments shall be payable on the same day of each month thereafter throughout the Renewal Term.

         (b) During the Renewed Term, the Stipulated Loss Value and Termination Value of the Equipment as of the applicable calculation date shall be equal to (i) the sum of (A) all then remaining Periodic Installment payments (which would have come due over the balance of the Renewed Term without any termination thereof), and (B) the GPO Amount (set forth hereinbelow), (ii) discounted to its then present value using a discount rate equal to the one year U.S. Treasury Constant Maturity rate in effect as of the date on which the Lease either terminates or the Casualty occurs, as published in the Federal Reserve Statistical Release H.15 (519). Furthermore, in connection with any default or other termination of the Lease prior to the scheduled expiration of the Renewed Term, any surplus net proceeds received by Lessor from the sale, re-lease or other disposition of the Equipment after satisfaction of all amounts payable by Lessee under the Lease shall be remitted to Lessee (except to the extent as may be otherwise required by applicable law).

         (c) Upon expiration of the Renewed Term, Lessee shall purchase for cash consideration all (but not less than all) of the Equipment for an amount equal to One and 00/100 Dollar ($1.00) (the "GPO Amount"), plus all applicable sales, use and other taxes thereon, ON AN "AS IS, WHERE IS" BASIS WITHOUT RECOURSE TO, OR WARRANTY BY, LESSOR OF ANY KIND, NATURE OR DESCRIPTION WHATSOEVER. All other purchase options or renewal options are hereby deleted in their entirety.

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         (d)      In order to secure payment and performance of Lessee's
                  obligations hereunder, Lessee hereby grants Lessor a security interest in (i) the Equipment and in all goods that are or may hereafter become accessions thereto, and (ii) all proceeds of such property, including but not limited to insurance proceeds.

         (e) Any provisions of the Lease relating to Early Termination, Purchase Option or Terminal Rent Adjustment Clause shall be deleted in their entirety.

     2. Lessee hereby represents and warrants that all of the representations and warranties included in the Lease (except as set forth in Article XV
         (b) of the Lease) are true and correct as of the date first above written.

     3. Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

LESSOR:                         LESSEE:
GENERAL ELECTRIC CAPITAL        LA JOLLA PHARMACEUTICAL COMPANY
CORPORATION SUCCESSOR IN
INTEREST TO COMDISCO INC.
AS OF FEBRUARY 25, 2002

By: /s/ Michael J. Fernand      By: /s/ Gail A. Sloan
   -------------------------       --------------------------------------------

Title: Collateral Specialist    Title: Senior Director of Finance and Controller